Filed Pursuant to Rule 433
Registration No. 333-132201
12-Apr-06

Toyota Motor Credit Corp

Lead Manager				ABN AMRO Incorporated

Issuer					Toyota Motor Credit Corp

Tenor					1-year

Ratings (Moody's/ S&P)			Aaa/AAA

Principal Amount			$100,000,000

Structure				Floating Rate Notes

Pricing Date				April 12, 2006

Settlement Date				April 18, 2006

Maturity Date				April 19, 2007

Benchmark Security			1 Month US LIBOR

Day Count Convention			Act/360

Coupon					1ML -7.5 bp

Price to Public				$100.000

Price to Issuer:			$99.990

Net Proceeds to Issuer			$99,990,000

First Coupon Payment Date		May 19, 2006

Cusip					89233PYC4


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-226-3756